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                                                                   EXHIBIT 23.27



                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                           2525 15th Street, Suite 311
                             Denver, Colorado 80211





CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective No. 1 to the Registration Statement of TeleServices Internet Group Inc. on Form S-8 of our report dated March 10, 2000, on our audits of the consolidated balance sheet of TeleServices Internet Group Inc. as of December 31, 1999, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 1999.




                                         /s/ Schumacher & Associates, Inc.

                                         SCHUMACHER & ASSOCIATES, INC.


Denver, Colorado
July 7, 2000